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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
New Century Financial Corporation:

We consent to incorporation by reference in the registration statements (Nos. 333-56514, 333-36129, 333-32709, 333-68467, 333-53665 and 333-88816) on Form S-8 and (Nos. 333-66694 and 333-83984) on Form S-3 of New Century Financial Corporation of our report dated January 23, 2003, relating to the consolidated balance sheets of New Century Financial Corporation and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2002, which report appears in the December 31, 2002, annual report on Form 10-K of New Century Financial Corporation.

                    /s/ KPMG LLP

Los Angeles, California
March 28, 2003

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT AUDITORS